UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

Minerva Surgical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40919	26-3422906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4255 Burton Dr., Santa Clara, CA 95054

(Address of principal executive offices)

(855) 646-7874

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UTRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2022, Minerva Surgical, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with Accelmed Partners II L.P. (“Accelmed”) and New Enterprise Associates 13, L.P. (each, a “Purchaser,” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers an aggregate of 146,627,565 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $0.2046 per Share, which represented a 25% premium to the trailing five-day volume-weighted average price of the Company’s common stock on December 23, 2022. See the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2022 (the “December 8-K”) for additional details regarding the Private Placement. On February 9, 2023, the Private Placement closed and the Company issued the Shares to the Purchasers, resulting in aggregate gross proceeds to the Company of approximately $30 million before deducting placement agent fees and estimated offering expenses payable by the Company.

Registration Rights Agreement

Also on February 9, 2023, pursuant to the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed, subject to certain exceptions, to register the Shares (the “Registrable Securities”) for resale.

Under the terms of the Registration Rights Agreement, the Company is obligated, subject to certain exceptions, to (i) file or confidentially submit a registration statement with the Securities and Exchange Commission (the “Commission”) covering the resale or other disposition of the Registrable Securities no later than 30 days after the date on which the Required Holders (as defined in the Registration Rights Agreement) provide written notice to the Company of its request to file the registration statement, (ii) use its commercially reasonable efforts to cause the registration statement to become effective no later than 60 days after the registration statement is first filed with the Commission, and (iii) use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”) until the earlier of (A) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold, or (B) the date that all the Shares cease to be Registrable Securities.

In the event that the Company fails to file (or confidentially submit) and obtain and maintain effectiveness of the registration statement, or if certain events occur with respect to the listing or trading of the Registrable Securities (such events, the “Registration Events”), the Company, subject to certain exceptions, must make payments to each holder of Registrable Securities, as liquidated damages, a cash sum calculated at a rate equal to 0.5% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreement for any Registrable Securities held by such holder on the date of the Registration Event.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Private Placement is incorporated herein by reference.

The Company has offered and sold the Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising.

Item 5.01	Change in Control of Registrant

The information set forth in Item 1.01 regarding the Private Placement is incorporated herein by reference.

As a result of the Private Placement, Accelmed became our majority stockholder, owning approximately 69.3% of the Company’s Common Stock (based on 29,816,161 shares outstanding as of December 31, 2022 and 146,627,565 shares issued pursuant to the Private Placement). Accelmed’s purchase of Shares was funded with its working capital.

Item 5.02	Departure Of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers

On February 7, 2023, the board of directors (the “Board”) of the Company, in connection with and contingent upon the closing of the Private Placement, appointed Dr. Uri Geiger to the Board as a director of the Company, effective as of the closing of the Private Placement.

Dr. Geiger is a co-founder and Managing Partner of Accelmed Partners, a private equity investment firm he co-founded in 2009 focused on medical device companies. Prior to founding Accelmed Partners, Dr. Geiger served as the CEO of Exalenz Bioscience Ltd., a medical technology company, from May 2006 until December 2008. Prior to that, Dr. Geiger co-founded and was the CEO of GalayOr Networks, a developer of optical components from 2001 until 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel’s first hedge funds, which was sold to Migdal in 2007. Dr. Geiger worked on Wall Street during the 1990s, where he gained a broad understanding of and significant experience in capital markets. Dr. Geiger was formerly an adjunct professor at Tel Aviv University’s Recanati School of Business where he lectured on private equity and venture capital and authored the books “Startup Companies and Venture Capital” and “From Concept to Wall Street.” Dr. Geiger served as the chairman of the board of Cogentix Medical from November 2016 until its sale in April 2018. He currently serves on the board of Strata Skin Sciences, Inc. and NeuroPace, Inc., since 2018 and January 2023, respectively, as well as a number of private medical device companies.

Neither Dr. Geiger nor any of his immediate family members has any direct or indirect material interest in any transaction, or transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the Private Placement and the other transactions disclosed in this Current Report on Form 8-K and the December 8-K. In connection with his election, the Company and Dr. Geiger have entered into the Company’s standard indemnification agreement, the form of which was filed with the Commission on September 27, 2021, as Exhibit 10.1 to the Company’s registration statement on Form S-1. Dr. Geiger has indicated he will waive receiving cash or equity compensation under the Company’s outside director compensation policy for his role as a director but will be reimbursed for expenses associated with attending meetings of the Board and its committees.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2023, at a special meeting of the stockholders of the Company (the “Special Meeting”), the Company’s stockholders approved a reverse stock split of its common stock at a ratio in the range of 1-for-5 and 1-for-25, to be effected at the sole discretion of the Board pursuant to the proxy statement filed with the Commission on January 23, 2023 (the “Proxy Statement”).

At the Special Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board, permit the Company’s stockholders to call special meetings, eliminate supermajority voting requirements, permit the Company’s stockholders to act by written consent and to require stockholder approval for issuances of preferred stock, to increase the number of authorized shares of common stock and preferred stock, and update certain other miscellaneous provisions (collectively, the “Charter Amendments”). A description of the Charter Amendments was set forth in the Company’s Proxy Statement. The Charter Amendments became effective upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on February 7, 2023 (the “Restated Charter”).

Also at the Special Meeting, the stockholders approved the Company’s Amended and Restated Bylaws (the “Amended Bylaws”), effective February 7, 2023. The Amended Bylaws make conforming changes to those made in the Restated Charter and other clarifications.

The Board had previously approved the Charter Amendments and the Amended Bylaws subject to, and contingent upon the approval of the Charter Amendments and the Amended Bylaws by the stockholders at the Special Meeting.

The foregoing description of the Restated Charter and the Amended Bylaws are not complete and are qualified in their entirety by reference to the full text of the Restated Charter, as filed with the Delaware Secretary of State on February 7, 2023 and the full text of the Amended Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 7, 2023, at 9:00 a.m., Pacific Time, the Special Meeting was held to consider certain proposals related to the Private Placement.

As of the close of business on January 17, 2023, the record date for the Special Meeting, there were 30,045,899 shares of Common Stock outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. Present at the Special Meeting virtually or by proxy were holders of 21,798,042 shares of Common Stock, representing approximately 72.54% of the Common Stock issued and outstanding as of the close of business on the record date, which constituted a quorum to conduct business at the Special Meeting under the Company’s bylaws.

The following are the voting results of the proposals considered and voted upon at the Special Meeting, each of which is described in detail in the Proxy Statement. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to, each proposal are set forth below.

The following matters were proposed and acted on at the Special Meeting:

Proposal 1: To approve the issuance of the shares to be sold in the Private Placement, which would result in a “change of control” under the applicable rules of The Nasdaq Stock Market LLC.

The Company’s stockholders approved Proposal 1, and the vote was as follows:

For	Against	Abstain
21,503,570	291,042	3,430

Proposal 2: To approve the Charter to declassify the Board.

The Company’s stockholders approved Proposal 2, and the vote was as follows:

For	Against	Abstain
21,504,279	290,333	3,430

Proposal 3: To approve the Charter to permit the Company’s stockholders to call special meetings.

The Company’s stockholders approved Proposal 3, and the vote was as follows:

For	Against	Abstain
21,489,852	304,760	3,430

Proposal 4: To approve the Charter to eliminate supermajority voting requirements.

The Company’s stockholders approved Proposal 4, and the vote was as follows:

For	Against	Abstain
21,501,346	290,563	6,133

Proposal 5: To approve the Charter to permit the Company’s stockholders to act by written consent and to require stockholder approval for issuances of preferred stock.

The Company’s stockholders approved Proposal 5, and the vote was as follows:

For	Against	Abstain
21,490,878	303,734	3,430

Proposal 6: To approve the Charter to increase the number of authorized shares of common stock and preferred stock.

The Company’s stockholders approved Proposal 6, and the vote was as follows:

For	Against	Abstain
21,079,546	715,066	3,430

Proposal 7: To approve an amendment to the Company’s existing amended and restated certificate of incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio not less than 1-for-5 and no greater than 1-for-25, with the exact split ratio, if approved and effected at all, to be set within that range at the discretion of the Board and publicly announced by the Company within 6 months after stockholder approval at the Special Meeting without further approval or authorization of the Company’s stockholders.

The Company’s stockholders approved Proposal 7, and the vote was as follows:

For	Against	Abstain	Broker Non-Votes
21,414,653	379,036	4,353	0

Proposal 8: To approve amended Bylaws of the Company to make conforming changes to those made in Proposals 2-6 and other clarifications.

The Company’s stockholders approved Proposal 8, and the vote was as follows:

For	Against	Abstain
21,494,710	298,649	4,683

Proposal 9: To approve an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 36,440,192 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases.

The Company’s stockholders approved Proposal 9, and the vote was as follows:

For	Against	Abstain
21,149,071	645,241	3,730

Proposal 10: To approve an amendment to the Company’s 2021 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,644,019 shares and make certain adjustments to the maximum annual number of shares to be reserved subject to annual “evergreen” increases.

The Company’s stockholders approved Proposal 10, and the vote was as follows:

For	Against	Abstain
21,149,332	642,980	5,730

Proposal 11: To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Special Meeting.

In light of the approval of Proposals 1-10, Proposal 11 described in the Proxy Statement (relating to the adjournment of the Special Meeting if necessary or appropriate) was rendered moot and was not presented at the Special Meeting.

Item 8.01	Other Events.

On February 9, 2023, the Company issued a press release announcing closing of the Private Placement. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Minerva Surgical, Inc., dated February 7, 2023.

3.2	Amended and Restated Bylaws of Minerva Surgical, Inc., dated February 7, 2023.

10.1	Registration Rights Agreement, dated February 9, 2023, by and between Minerva Surgical, Inc., Accelmed Partners II L.P. and New Enterprise Associates 13, L.P.

99.1	Press Release, dated February 9, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2023	Minerva Surgical, Inc.

	By:	/s/ Todd Usen
Todd Usen
Chief Executive Officer